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                                                                      EXHIBIT 11

                               MOVADO GROUP, INC.

                      COMPUTATION OF NET INCOME PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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
                                                            SIX MONTHS ENDED     THREE MONTHS ENDED
                                                            JULY 31, 1997(*)      JULY 31, 1997(*)
                                                            ----------------     ------------------
PRIMARY
Net income................................................      $  2,095              $  2,355
                                                                 =======               =======
Weighted average number of common shares outstanding......        11,302                11,302
Add common equivalent shares (determined using the
  "Treasury Stock" Method) representing shares issuable
  upon exercise of employee stock options.................           386                   458
                                                                 -------               -------
Weighted average number of shares used in primary net
  income per share........................................        11,688                11,760
                                                                 =======               =======
Primary net income per share..............................      $   0.18              $   0.20
                                                                 =======               =======
FULLY DILUTED
Net income................................................      $  2,095              $  2,355
                                                                 =======               =======
Weighted average number of common shares outstanding......        11,302                11,302
Add common equivalent shares (determined using the
  "Treasury Stock" Method) representing shares issuable
  upon exercise of employee stock options.................           583                   583
                                                                 -------               -------
Weighted average number of shares used in fully diluted
  net income per share....................................        11,885                11,885
                                                                 =======               =======
Fully diluted net income..................................      $   0.18              $   0.20
                                                                 =======               =======
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(*) Share information reflects a three-for-two stock split effective September
    20, 1997.